EXHIBIT 10.14

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This First Amendment to Agreement of Purchase and Sale (“First Amendment”) is made and entered into as of this 6th day of August, 2012, by and between BARBER LANE INVESTORS, LLC, a Delaware limited liability company (“Seller”), and PERICOM SEMICONDUCTOR CORPORATION, a California corporation (“Buyer”).

Recitals

A.    Seller and Buyer are parties to that certain Agreement of Purchase and Sale dated as of July 6, 2012 (the “Purchase Agreement”), pursuant to which Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the Property (as defined in the Purchase Agreement).

B.    Seller and Buyer now desire to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Recitals.  The Recitals set forth above are true and correct and are hereby incorporated into the body of this First Amendment as though fully set forth herein.

2.    Defined Terms.  Capitalized terms used herein, unless otherwise defined in this First Amendment, shall have the meanings ascribed to them in the Purchase Agreement.

3.    Purchase Price.  The Purchase Price is reduced to Seven Million Five Hundred Ninety-Six Thousand Dollars ($7,596,000).

4.    Contingency Period.  The Contingency Period set forth in Section 2.2 of the Purchase Agreement is terminated. Buyer hereby approves all of the matters described in Section 2.1(a) — (f) of the Purchase Agreement. This First Amendment constitutes Buyer’s Approval Notice, and Buyer hereby waives its right to terminate the Purchase Agreement pursuant to Sections 2.1 and 2.2 thereof. Concurrently herewith, Buyer shall deposit the Second Deposit with the Title Company.

5.    Closing Date.  The Closing Date shall be August 9, 2012.

6.    Authority.  Each party hereto represents to the other that it is duly authorized to execute and deliver this First Amendment and that this First Amendment is binding upon and enforceable against such party in accordance with the terms of this First Amendment. Each party hereto further represents to the other that the individual executing this First Amendment on behalf of such party is authorized to execute this First Amendment on behalf of such party.

7.    Counterparts.  This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties contemplate that they may be executing counterparts of this First Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the party so signing with the same effect as though the signature were an original signature.

8.    No Further Modifications.  Except as set forth herein, the terms of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this First Amendment and the Purchase Agreement, the terms of this First Amendment shall control.

9.    Governing Law.  This First Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.

SELLER:	BARBER LANE INVESTORS, LLC, a Delaware limited liability company
	By:	BH Barber Lane, LLC, a California limited liability company, its administrative member

By: Name: Title:
BUYER:	PERICOM SEMICONDUCTOR CORPORATION, a California corporation

By: Name: Title: